SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      August 10, 2004

QUINTILES TRANSNATIONAL CORP.

(Exact name of registrant as specified in its charter)

North Carolina	000-23520	56-1714315
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)

(919) 998-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On August 10, 2004, Quintiles Transnational Corp. (the “Company”) completed its previously announced sale of certain assets relating to its specialty dermatology products company, Bioglan Pharmaceuticals Company (such assets collectively referred to as the “Bioglan assets”), to BDY Acquisition Corp., a wholly-owned subsidiary of Bradley Pharmaceuticals, Inc. (“Bradley”). Bradley acquired the Bioglan assets for approximately $188.3 million in cash, including approximately $5.4 million of direct costs for transferred inventory. The terms of the asset purchase agreement relating to the transaction were established through arms’ length negotiation between the Company and Bradley.

     A copy of the August 10, 2004 press release announcing the completion of the transaction is attached hereto as Exhibit 99.01 and incorporated herein by reference. The description contained in the press release of the transactions contemplated by the asset purchase agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, as amended, which is filed as Exhibit 2.01 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information is derived by the application of pro forma adjustments to the historical financial statements of the Company at and as of June 30, 2004 and for the periods from January 1, 2003 through September 25, 2003 and September 26, 2003 through December 31, 2003 and the year ended December 31, 2002. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 was prepared as if the sale of the Bioglan assets had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the periods from January 1, 2003 through September 25, 2003 and September 26, 2003 through December 31, 2003 and the year ended December 31, 2002 give effect to the Bioglan operations as a discontinued operation. The condensed consolidated statement of operations for the six months ended June 30, 2004 as included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2004, includes the effects of the Bioglan operations as a discontinued operation and, therefore, is not presented herein. The Company’s results of operations for the year ended December 31, 2001, as filed with the SEC on March 1, 2004, on its Annual Report on Form 10-K for the year ended December 31, 2003, did not include the Bioglan operations and, therefore, is not presented herein. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that the Company believes to be reasonable, but which are subject to change and are described in the accompanying notes. The pro forma statements should not be considered indicative of actual balance sheet data that would have been achieved had the sale of the Bioglan assets been consummated on the dates indicated and do not purport to indicate the balance sheet data as of any future date. The unaudited pro forma financial information should be read in conjunction with the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes included in the Company’s filings with the SEC.

The Bioglan assets have been accounted for as a discontinued operation in conformity with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Unaudited Pro forma Condensed Consolidated Balance Sheet
As of June 30, 2004 (Successor)
(Stated in thousands)

	As	Pro forma
	Reported	Adjustments		Pro forma
Assets
Current Assets:
Cash and cash equivalents	$375,268	$188,300	(a)	$563,568
Trade accounts receivable and unbilled services, net	292,893	0		292,893
Investment in debt securities	629	0		629
Prepaid expenses	25,415	0		25,415
Other current assets and receivables	55,818	0		55,818
Assets of discontinued operation	88,459	(88,459	)(b)	0

Total current assets	838,482	99,841		938,323

Property and equipment	320,947	0		320,947
Less accumulated depreciation	(39,940)	0		(39,940)

	281,007	0		281,007
Intangibles and other assets:
Investments in debt securities	10,942	0		10,942
Investments in marketable equity securities	34,392	0		34,392
Investments in non-marketable equity securities and loans	53,021	0		53,021
Investments in unconsolidated affiliates	121,125	0		121,125
Commercial rights and royalties	8,211	0		8,211
Accounts receivable — unbilled	45,181	0		45,181
Advances to customer	70,000	0		70,000
Goodwill	170,771	(1,233	)(c)	169,538
Other identifiable intangibles, net	302,549	0		302,549
Deferred income taxes	4,246	0		4,246
Deposits and other assets	50,384	0		50,384

	870,822	(1,233)		869,589

Total assets	$1,990,311	$98,608		$2,088,919

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$312,927	$17,600	(d)	$330,527
Credit arrangements	20,822	0		20,822
Unearned income	187,204	0		187,204
Income taxes payable	23,335	31,278	(e)	54,613
Other current liabilities	2,545	0		2,545
Liabilities of discontinued operation	7,125	(7,125	)(b)	0

Total current liabilities	553,958	41,753		595,711
Long-term liabilities:
Credit arrangements, less current portion	772,404	0		772,404
Deferred income taxes	95,987	0		95,987
Minority interest	36,310	0		36,310
Other liabilities	21,918	0		21,918

	926,619	0		926,619

	1,480,577	41,753		1,522,330
Shareholders’ Equity:
Common stock and additional paid in capital, 125,000,000 shares issued and outstanding at June 30, 2004	521,725	0		521,725
(Accumulated deficit) retained earnings	(33,176)	56,855	(f)	23,679
Accumulated other comprehensive income	21,185	0		21,185

	509,734	56,855		566,589

Total liabilities and shareholders’ equity	$1,990,311	$98,608		$2,088,919

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2004
Stated in thousands of dollars

(a) To record receipt of consideration from Bradley.

(b) To record the removal of the assets and liabilities of the discontinued operation sold.

(c) To remove estimated goodwill allocated to the Bioglan assets disposed of based on the fair value of the net assets disposed of as a percentage of the estimated fair value of the PharmaBio Development Group.

(d) The sales agreement contains certain adjustment provisions which may require the Company to reimburse a portion of the proceeds to Bradley. The Company estimates the transaction costs and purchase price adjustments, which include estimated (1) fees for investment banking, accounting, legal and licensing, (2) severance payments and retention bonuses and (3) purchase price adjustments, to total approximately $17,600.

(e) To record estimated income taxes payable on estimated gain on disposition based on an estimated income tax rate for the sale of 35.5%.

(f) To record estimated gain on disposition:

Cash received	$188,300
Less net assets sold	81,334
Less estimated transaction costs and purchase price adjustments	17,600
Less goodwill allocated to business sold	1,233

Pro forma gain before income taxes	88,133
Less estimated income taxes	31,278

Pro forma gain	$56,855

Unaudited Pro forma Condensed Consolidated Statement of Operations
For the period from September 26, 2003 through December 31, 2003 (Successor)
(Stated in thousands)

	As	Less:
	Reported	Bioglan (a)	Pro forma
Gross revenues	$547,165	$(19,284)	$527,881

Costs, expenses and other:
Costs of revenues	375,598	(13,586)	362,012
General and administrative	154,688	0	154,688
Interest income	(4,761)	0	(4,761)
Interest expense	20,651	0	20,651
Other expense (income), net	(2,406)	3	(2,403)
Transaction and restructuring	0	0	0

	543,770	(13,583)	530,187

Income (loss) from continuing operations before income taxes	3,395	(5,701)	(2,306)
Income tax expense (benefit)	10,712	(902)	9,810

(Loss) income before equity in (losses) earnings of unconsolidated affiliates and other	(7,317)	(4,799)	(12,116)

Equity in (losses) earnings of unconsolidated affiliates	(110)	0	(110)

(Loss) income from continuing operations	$(7,427)	$(4,799)	$(12,226)

(a) To reclassify the results of operations for Bioglan as a discontinued operation.

Unaudited Pro forma Condensed Consolidated Statement of Operations
For the period from January 1, 2003 through September 25, 2003 (Predecessor)
(Stated in thousands)

	As	Less:
	Reported	Bioglan (a)	Pro forma
Gross revenues	$1,498,822	$(33,892)	$1,464,930

Costs, expenses and other:
Costs of revenues	997,822	(28,348)	969,474
General and administrative	397,318	0	397,318
Interest income	(12,112)	0	(12,112)
Interest expense	1,738	0	1,738
Other expense (income), net	(5,433)	42	(5,391)
Transaction and restructuring	54,148	0	54,148

	1,433,481	(28,306)	1,405,175

Income (loss) from continuing operations before income taxes	65,341	(5,586)	59,755
Income tax expense (benefit)	28,184	(960)	27,224

(Loss) income before equity in (losses) earnings of unconsolidated affiliates and other	37,157	(4,626)	32,531

Equity in (losses) earnings of unconsolidated affiliates	4	0	4

(Loss) income from continuing operations	$37,161	$(4,626)	$32,535

(a) To reclassify the results of operations for Bioglan as a discontinued operation.

Unaudited Pro forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2002
(Stated in thousands)

	As	Less:
	Reported	Bioglan (a)	Pro forma
Gross revenues	$1,992,409	$(22,377)	$1,970,032

Costs, expenses and other:
Costs of revenues	1,367,711	(22,215)	1,345,496
General and administrative	508,103	0	508,103
Interest income	(16,739)	5	(16,734)
Interest expense	2,551	0	2,551
Other expense (income), net	3,764	721	4,485
Transaction and restructuring	3,359	0	3,359

	1,868,749	(21,489)	1,847,260

Income (loss) from continuing operations before income taxes	123,660	(888)	122,772
Income tax expense (benefit)	41,427	(447)	40,980

(Loss) income before equity in (losses) earnings of unconsolidated affiliates and other	82,233	(441)	81,792

Equity in (losses) earnings of unconsolidated affiliates	(569)	0	(569)

(Loss) income from continuing operations	$81,664	$(441)	$81,223

(a) To reclassify the results of operations for Bioglan as a discontinued operation.

(c) Exhibits

Exhibit Number	Description of Exhibit

2.01	Asset Purchase Agreement, dated June 8, 2004, by and among Quintiles Transnational Corp., Quintiles Bermuda Ltd., Quintiles Ireland Limited, Bioglan Pharmaceuticals Company and Bradley Pharmaceuticals, Inc., as amended August 10, 2004

99.01	Press Release, dated August 10, 2004, of Quintiles Transnational Corp.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTILES TRANSNATIONAL CORP.

	By:	/s/ John D. Ratliff

Dated: August 20, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.01	Asset Purchase Agreement, dated June 8, 2004, by and among Quintiles Transnational Corp., Quintiles Bermuda Ltd., Quintiles Ireland Limited, Bioglan Pharmaceuticals Company and Bradley Pharmaceuticals, Inc., as amended August 10, 2004

99.01	Press Release, dated August 10, 2004, of Quintiles Transnational Corp.